Exhibit 99.1

Contact:

Joe Shiffler

Power Integrations, Inc.

(408) 414-8528

jshiffler@powerint.com

Power Integrations Announces Third-Quarter Financial Results

Net Revenues Increased 15 Percent Sequentially to a Record $49.8 Million

SAN JOSE, Calif. – October 25, 2007 – Power Integrations (Nasdaq: POWI) today announced financial results for the three months ended September 30, 2007. The company’s net revenues were $49.8 million, an increase of 15 percent compared to $43.2 million in the quarter ended June 30, 2007, and up 12 percent compared to the $44.4 million reported in the third quarter of 2006.

Third-quarter gross margin under generally accepted accounting principles (GAAP) was 53.0 percent. Operating margin on a GAAP basis was 12.6 percent. Net income under GAAP was $6.8 million, or $0.22 per diluted share, compared to $0.22 per diluted share in the prior quarter and $0.09 per diluted share in the year-ago quarter.

On a non-GAAP basis, which excludes stock-based compensation expenses, third-quarter gross margin was 53.7 percent. Non-GAAP operating margin was 20.5 percent, including an impact of 3.5 percentage points from expenses associated with the company’s financial restatement and related matters. Third-quarter net income on a non-GAAP basis was $10.1 million, or $0.32 per diluted share, which includes an impact of approximately $0.04 per share from restatement-related expenses. Non-GAAP net income was $0.30 per diluted share in the quarter ended June 30, 2007, and $0.19 per diluted share in the third quarter of 2006.

The company had a total of $178.1 million in cash and investments at quarter-end, an increase of $28.4 million during the quarter.

“Power Integrations had an excellent third quarter as we continued to execute the strategy we implemented several quarters ago,” said Balu Balakrishnan, president and CEO of Power Integrations. “The expansion of our gross margin over the past few years has enabled us to selectively target key high-volume opportunities in order to accelerate our revenue and earnings growth.

“Our results demonstrate that this strategy is paying off,” added Balakrishnan. “Revenues increased 15 percent sequentially, driven largely by the ramp of high-volume designs in applications such as cellphones, PDAs and videogame consoles,” added Balakrishnan. “The replacement of linear power supplies was a major factor in our growth, reflecting the superior cost and energy-efficiency performance of our LinkSwitch products. LinkSwitch revenues grew 75 percent sequentially and exceeded 20 percent of revenues in the third quarter.

“Going forward, we will continue to pursue key high-volume designs on a selective basis while focusing on further reducing product costs and expanding our base of lower-volume, higher-margin designs,” continued Balakrishnan. “We believe this is the right strategy to grow our bottom line as quickly as possible.”

Revenue mix by end market for the third quarter was 29 percent consumer, 26 percent communications, 23 percent computer, 15 percent industrial and 7 percent other. By product family, revenue mix was 51 percent TinySwitch®, 26 percent TOPSwitch®, 21 percent LinkSwitch® and 2 percent DPA-Switch®.

Quarterly Highlights

•

Power Integrations’ EcoSmart® technology saved an estimated 1.4 billion kilowatt-hours of electricity during the third quarter through the reduction of standby power waste. As a result, an estimated total of nearly one million tons of CO2 emissions were averted, an amount equal to the quarterly emissions of more than 600,000 automobiles.

•

In September, a jury upheld the validity of the four patents asserted by Power Integrations in its patent-infringement lawsuit against Fairchild Semiconductor. A separate jury had previously found that Fairchild willfully infringed each of the patents, and awarded Power Integrations damages of approximately $34 million. The company now intends to seek an injunction against the infringing products as well as an enhancement of the damage award based on the finding of willful infringement.

•

Also in September, Power Integrations launched TOPSwitch-HX, the fifth generation of its flagship family of integrated circuits, which were first introduced in 1994. TOPSwitch-HX offers best-in-class efficiency over the entire load range, including standby mode, and in some cases can eliminate the need for a separate standby power supply to meet one-watt and other energy-efficiency standards.

•

During the third quarter, Power Integrations completed qualification of Seiko Epson as its fourth foundry partner. The partnership with Epson is intended to ensure production capacity to support the long-term growth of the company’s business, and to help the company achieve its cost reduction goals.

•	Power Integrations received 7 U.S. patents in the third quarter and had a total of 191 U.S. patents and 89 foreign patents as of September 30, 2007.

Fourth-Quarter Outlook

The company expects its revenues and gross margins for the fourth quarter of 2007 to be similar to the third-quarter levels. Operating expenses are expected to total $18.5 million to $19 million, including approximately $3 million in stock-based compensation expenses, $0.8 million to $1 million of patent-litigation expenses and $0.5 million in legal expenses related to the company’s special investigation and restatement.

Conference Call at 1:45 pm Pacific Time

Power Integrations management will hold a conference call for members of the investment community today at 1:45 pm Pacific time. Members of the investment community may access the call by dialing 877-857-6176 from within the United States, or 719-325-4843 from outside the U.S. A telephonic replay will be available for 48 hours following the conclusion of the call by dialing 888-203-1112 (U.S.) or 719-457-0820 (outside the U.S.) The replay access code is 4381032. The call will also be available via a live and archived webcast on the “investor info” section of the company’s website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc. is the leading supplier of high-voltage analog integrated circuits used in power conversion. The company’s breakthrough integrated-circuit technology enables compact, energy-efficient power supplies in a wide range of electronic products, in both AC-DC and DC-DC applications. The company’s EcoSmart energy-efficiency technology, which dramatically reduces energy waste, has saved consumers and businesses around the world more than an estimated $2.5 billion on their electricity bills since its introduction in 1998. For more information, visit the company’s website at www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company’s consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes expenses (and the related tax effects thereof) recorded under Statement of Financial Accounting Standards No. 123R, “Share-based Payment,” which requires the recognition of expenses relating to share-based payments such as stock options. The company uses these non-GAAP measures in its own financial and operational decision-making processes and in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the company’s historical results and with the operating results of other companies that provide similar non-GAAP measures.

These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. Stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future. Also, other companies, including other companies in Power Integrations’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company’s projected fourth-quarter financial performance and its intention to continue to pursue key high-volume designs on a selective basis while focusing on reducing product costs and further expanding its base of lower-volume, higher-margin designs are forward-looking statements, reflecting management’s current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company’s business, actual results could differ materially from those projected or implied by management’s forward-looking statements. These risks and uncertainties include, but are not limited to: changes and shifts in customer demand away from products that utilize the company’s integrated circuits to products that do not incorporate the company’s products; the company’s ability to maintain and establish strategic relationships; the effects of competition; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company’s ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company’s products and services; the company’s ability to compete in those markets based on timeliness, cost and market demand; and fluctuations in currency exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained in the company’s most recent annual report on Form 10-K, filed with the Securities and Exchange Commission on August 8, 2007. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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POWER INTEGRATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per-share amounts)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2007	June 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006
NET REVENUES	$49,806	$43,240	$44,404	$138,363	$121,122

COST OF REVENUES	23,409	19,288	20,355	62,897	54,622

GROSS PROFIT	26,397	23,952	24,049	75,466	66,500

OPERATING EXPENSES:
Research and development	6,664	5,916	6,331	18,474	18,158
Sales and marketing	6,976	6,171	6,330	19,488	19,054
General and administrative	6,475	5,546	10,210	18,403	26,732

Total Operating Expenses	20,115	17,633	22,871	56,365	63,944

INCOME FROM OPERATIONS	6,282	6,319	1,178	19,101	2,556
OTHER INCOME, net	1,917	1,641	1,585	5,223	4,357
INSURANCE REIMBURSEMENT	—	723	—	723	—

INCOME BEFORE PROVISION FOR INCOME TAXES	8,199	8,683	2,763	25,047	6,913
PROVISION FOR INCOME TAXES	1,446	1,906	102	5,011	525

NET INCOME	$6,753	$6,777	$2,661	$20,036	$6,388

EARNINGS PER SHARE:
Basic	$0.23	$0.24	$0.09	$0.70	$0.22

Diluted	$0.22	$0.22	$0.09	$0.65	$0.21

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,789	28,674	28,650	28,708	29,192
Diluted	31,342	30,942	29,832	30,987	30,887
SUPPLEMENTAL INFORMATION:
Stock-based compensation expenses included in:
Cost of revenues	$326	$280	$448	$938	$907
Research and development	1,088	642	1,019	2,649	$3,336
Sales and marketing	1,452	851	1,311	3,317	$4,275
General and administrative	1,041	730	1,045	2,542	3,304

Total stock-based compensation expense	$3,907	$2,503	$3,823	$9,446	$11,822

Operating expenses include the following:
Patent-litigation expenses	$574	$559	$1,797	$1,683	$5,483

Special investigation/restatement expenses	$1,735	$941	$4,941	$4,957	$10,898

POWER INTEGRATIONS, INC.

SUPPLEMENTAL RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS

(in thousands, except per-share amounts)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2007	June 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006
RECONCILIATION OF GROSS PROFIT MARGIN
GAAP gross profit	$26,397	$23,952	$24,049	$75,466	$66,500
GAAP gross profit margin	53.0%	55.4%	54.2%	54.5%	54.9%
Stock-based compensation expense included in cost of revenues	326	280	448	938	907

Non-GAAP gross profit excluding stock-based compensation	26,723	24,232	24,497	76,404	67,407

Non-GAAP gross profit margin	53.7%	56.0%	55.2%	55.2%	55.7%

RECONCILIATION OF OPERATING MARGIN
GAAP income from operations	$6,282	$6,319	$1,178	$19,101	$2,556
GAAP operating margin	12.6%	14.6%	2.7%	13.8%	2.1%
Stock-based compensation expense included in cost of revenues and operating expenses:
Cost of revenues	326	280	448	938	907
Research and development	1,088	642	1,019	2,649	3,336
Sales and marketing	1,452	851	1,311	3,317	4,275
General and administrative	1,041	730	1,045	2,542	3,304

Total	3,907	2,503	3,823	9,446	11,822

Non-GAAP income from operations excluding stock-based compensation	10,189	8,822	5,001	28,547	14,378

Non-GAAP operating margin	20.5%	20.4%	11.3%	20.6%	11.9%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$6,753	$6,777	$2,661	$20,036	$6,388
Adjustments to GAAP net income
Total stock-based compensation	3,907	2,503	3,823	9,446	11,822
Difference between GAAP and non-GAAP provision for income taxes	(512)	(94)	(825)	(1,043)	(2,245)
Non-GAAP income excluding stock-based compensation	$10,148	$9,186	$5,659	$28,439	$15,965

Average shares outstanding for calculation of non-GAAP income per share (diluted)	31,342	30,942	29,832	30,987	30,887

Non-GAAP income per share excluding stock-based compensation (diluted)	$0.32	$0.30	$0.19	$0.92	$0.52

Note on use of non-GAAP financial measures:

Effective January 1, 2006, Power Integrations adopted SFAS 123R, which requires the company to recognize compensation expenses relating to stock-based payments. In addition to the company’s consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes expenses recognized under SFAS 123R, and the related tax effects. The company uses these non-GAAP measures in its own financial and operational decision-making processes and in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the company’s historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

POWER INTEGRATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2007	June 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$162,532	$137,325	$124,937
Restricted cash	1,300	1,300	1,300
Short-term investments	13,262	10,038	2,506
Accounts receivable	14,652	14,322	10,489
Inventories	19,944	24,669	28,280
Deferred tax assets	2,047	2,199	2,199
Prepaid expenses and other current assets	3,664	3,210	4,009

Total current assets	217,401	193,063	173,720

INVESTMENTS	1,000	1,000	3,999
NOTE RECEIVABLE	10,000	10,000	10,000
PROPERTY AND EQUIPMENT, net	55,085	54,911	53,475
INTANGIBLE ASSETS, NET	5,315	5,508	5,895
DEFERRED TAX ASSETS	13,190	13,483	13,485
OTHER ASSETS	272	244	285

Total assets	$302,263	$278,209	$260,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,109	$7,361	$8,592
Accrued payroll and related expenses	7,044	5,335	8,668
Income taxes payable	1,608	2,404	14,509
Deferred income on sales to distributors	5,574	4,727	4,901
Accrued professional fees	3,868	3,387	3,294
Other accrued liabilities	126	180	129

Total current liabilities	28,329	23,394	40,093

LONG-TERM INCOME TAXES PAYABLE	14,236	14,237	—

Total liabilities	42,565	37,631	40,093

STOCKHOLDERS’ EQUITY:
Common stock	29	29	29
Additional paid-in capital	153,081	140,765	135,307
Cumulative translation adjustment	83	32	4
Retained earnings	106,505	99,752	85,426

Total stockholders’ equity	259,698	240,578	220,766

Total liabilities stockholders’ equity	$302,263	$278,209	$260,859